UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

Licont, Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-177359	72-1621890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

316 California Avenue, Suite 890, Reno, Nevada	89509
(Address of principal executive offices)	(Zip Code)

800-330-8314

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On August 31, 2012 Licont, Corp. (the “Company”), Andro Gvichiya (the “Seller”) and Dr. Trevor Robertson (the “Purchaser”) entered into and closed a stock purchase agreement (the “Stock Purchase Agreement”), whereby the Purchaser purchased from the Seller, 1,500,000 shares of common stock, par value $0.001 per share, of the Company(the “Shares”), representing approximately 57.91% of the issued and outstanding shares of the Company, for an aggregate purchase price of $150,000 (the “Purchase Price”). Prior to the closing of the Stock Purchase Agreement, Seller was our President, Chief Executive Officer, Chief Financial Officer, sole director, and majority shareholder.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Items 1.01 and 5.02 of this Report, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the closing of the Stock Purchase Agreement, on August 31, 2012, Andro Gvichiya submitted to the Company a resignation letter pursuant to which he resigned from his position as director of the Company. In addition, Mr. Gvichiya resigned from his position as President, Chief Executive Officer, and Chief Financial Officer of the Company. The resignation of Mr. Gvichiya was not a result of any disagreements relating to the Company’s operations, policies or practices.

On August 31, 2012, by a consent to action without meeting by unanimous consent of the stockholders of the Company (the “Stockholders”), the Stockholders accepted the resignation of Mr. Gvichiya and appointed Dr. Trevor Robertson to serve as the President, Chief Executive Officer, Chief Financial Officer and sole director of the Company.

Dr. Trevor Robertson, 53, is the President and Chief Financial Officer of PIPN Corporation, an independent personal injury provider network that helps to manage personal injury medical risk to reduce fraudulent claims, since July 2012. From 2005 to 2011, Dr. Robertson has served as Senior Director and Clinician Director of Birdrock Chiropractic Group, La Jolla Shores Chiropractic Group and University City Chiropractic Group. From 1996 to 2004, Dr. Robertson was founder and President of the National Chiropractic Network. Since 1991, Dr. Robertson has maintained a private medical practice in La Jolla, California.

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments as officers or directors of the Company.

Family Relationships

There are no family relationships between Dr. Robertson and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Employment Agreement

The Company has not entered into any employment agreements with any of its officers.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated August 31, 2012, by and among Licont, Corp., Andro Gvichiya and Trevor Robertson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

LICONT, CORP.

DATED: August 31, 2012	By:	/s/ Trevor Robertson
Trevor Robertson
President, Chief Executive Officer, and Chief Financial Officer